                                                                     Exhibit 2.1


                  PARTNERSHIP INTEREST SUBSCRIPTION AGREEMENT
                  -------------------------------------------

     THIS PARTNERSHIP INTEREST SUBSCRIPTION AGREEMENT ("Agreement") is entered into as of the 30th day of December, 1997, by and among SFORZA ENTERPRISES, INC., a Florida corporation ("Purchaser"), MAX'S BEACH GRILL, LTD., a Florida limited partnership ("Beach Place"), UNIQUE BRICKELL, LTD., a Florida limited partnership ("Las Olas"), UNIQUE WESTON, LTD., a Florida limited partnership ("Weston") and UNIQUE TBA, LTD., a Florida limited partnership ("TBA"). Beach Place, Las Olas, Weston and TBA are sometimes referred to herein individually as a "Partnership" and collectively as the "Partnerships."

                              W I T N E S S E T H:

     WHEREAS, subject to the terms and conditions hereinafter set forth, each Partnership desires to sell and issue to Purchaser, and Purchaser desires to subscribe for and purchase from each Partnership, a Partnership Interest (as hereinafter defined) comprising a fifty-one percent (51%) Partnership Percentage (as hereinafter defined) in that Partnership. This Agreement is entered into pursuant to the Funding Agreement dated July 1, 1997, as amended, among Purchaser, Beach Place, Las Olas, Weston, Dennis Max, Unique Restaurant Concepts, Inc. and Unique Restaurant Concepts, Ltd. ("Funding Agreement").

     NOW, THEREFORE, in consideration of TEN DOLLARS ($10) in hand paid and the mutual promises herein exchanged, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   RECITALS

     The foregoing recitals are true and correct and are incorporated herein by reference.

                                  ARTICLE II
                   PURCHASE AND SALE OF PARTNERSHIP INTEREST

     2.1  Purchase and Sale.  Subject to the terms and conditions hereof, each
          -----------------
Partnership hereby agrees to issue and sell to Purchaser at Closing (as hereinafter defined), and Purchaser hereby agrees to purchase from each Partnership at Closing, a Partnership Interest comprising a fifty-one percent (51%) Partnership Percentage in that Partnership (collectively, the "Purchased Interests"). At Closing, Purchaser shall be admitted to each Partnership as a limited partner.

          The terms "Partnership Interest" and "Partnership Percentage" as used with respect to any Partnership shall have the meaning given in the Partnership Agreement (as hereinafter defined) for that Partnership. Copies of the Partnership Agreement for each Partnership that will be in effect upon Closing are attached as Exhibits A, B, C and D hereto and are hereinafter referred to individually as "Partnership Agreement" and collectively as "Partnership Agreements."

     2.2  Purchase Price.  The total purchase price ("Purchase Price') to be
          --------------
paid by Purchaser to the Partnerships for the Purchased Interests shall be Three Million Dollars ($3,000,000). The Purchase Price shall be paid in full by wire transfer at Closing and shall be allocated among the Partnerships as follows:

          (a) An initial allocation of the Purchase Price shall be made among the Partnerships in the following approximate amounts:

               Beach Place    $936,000
               Las Olas       $800,000
               Weston         $650,000
               TBA            $614,000

          (b) The Purchase Price will be used by each Partnership to fund its expenses of construction and opening of its restaurant and its repayments of all loans and advances it has received to fund such expenses including but not limited to any such loan from BankAtlantic and First Union National Bank, as well as inter-company debt between any of the Partnerships and related parties (collectively, "Pre-Opening Expenses").

          (c) If the amount of the Purchase Price allocated to any Partnership ("Over-Funded Partnership") exceeds the amount of the Pre-Opening Expenses, as determined by such Partnership's General Partner, the amount of such excess ("Over-Funded Amount") shall be real located, and paid by the Over-Funded Partnership, as follows:

                (i) First, if any Partnership's Pre-Opening Expenses exceed the amount of its Purchase Price allocation (as determined by such Partnership's General Partner), then the Over-Funded Amount shall be reallocated to such Partnership up to the amount of such excess ("Funding Deficiency"). If more than one Partnership has a Funding Deficiency, but the Over-Funded Amount is insufficient to pay all such Funding Deficiencies, then the Over-Funded Amount shall be allocated among such Partnerships pro rata based upon their respective Funding Deficiencies; and

                (ii) Then, any remaining Over-Funded Amount shall be allocated among the Partnerships in equal amounts.


          (d) If a Funding Deficiency exists with respect to Las Olas or Weston that cannot be satisfied by application of any Over-Funded Amount as provided in subparagraph (c) immediately above, then such Funding Deficiency shall be satisfied from the portion of the Purchase Price allocated to TBA, which entity the parties hereto recognize shall be the last to develop its Restaurant. Notwithstanding anything to the contrary set forth in any of the Partnership Agreements, the parties agree that, with respect to TBA, in the event there is any Funding Deficiency, the same shall be satisfied as follows: (i) up to the first $175,000 required to satisfy a Funding Deficiency shall be borrowed by TBA ("Deficiency Loan") from either unaffiliated third party lenders or, with the consent of all Partners in TBA, from a Partner or Affiliate of a Partner of TBA. To the extent required to obtain same, a Deficiency Loan shall provide for satisfaction, in full, of the Deficiency Loan prior to any distributions being made to the Partners of TBA and shall be secured by all or any part of the assets of TBA; and (ii) any Funding Deficiency incurred by TBA in excess of $175,000 shall be funded by Unique Restaurant Concepts, Ltd. or any of its Affiliates and, to the extent Unique Restaurant Concepts, Ltd. elects to raise the funds to satisfy its Funding Deficiency obligation by selling all or any part of its Partnership Interest in TBA, TBA hereby authorizes Unique Restaurant Concepts, Ltd. to make such a transfer of its Partnership Interest without further consent from TBA or its General Partner and to admit any such transferees as Limited Partners in TBA.

          (e) Purchaser recognizes and acknowledges that Beach Place will have an obligation under a lease relating to certain equipment in the approximate amount of $270,000.

     2.3   Closing.  The closing of the transactions provided for herein
          -------
("Closing") shall take place at 1:30 p.m. on the 30th day of December, 1997 at the offices of Ruden, McClosky, Smith, Schuster & Russell, P.A., 200 East Broward Boulevard, Fort Lauderdale, Florida 33301, or at such other date and time as the parties shall mutually agree ("Closing Date").

     2.4   Partnership Agreements.  At Closing, the Purchaser shall execute and
          ----------------------
deliver to the Partnerships the Partnership Agreements.

     2.5   Max's Grille Concept.  The parties agree that each of the restaurants
          --------------------
owned by each of Brickell, Weston and TBA shall be built and operated in a size and style similar to the Max's Grille concept originated by Unique Restaurant Concepts, Inc. and used in the Max's Grille restaurant located in Mizner Park, Boca Raton, Florida.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF PARTNERSHIPS

     As a material inducement to Purchaser to enter into and to consummate this Agreement, each Partnership hereby makes the following representations and warranties to Purchaser, each of which it represents to be true and correct on the date hereof, and, except as such Partnership may notify Purchaser in writing prior to the Closing, shall be deemed made again as of the Closing Date and represented by such Partnership to be true and correct on the Closing Date.

     3.1   Organization.  It is duly organized, validly existing and in good
           ------------
standing under the laws of the State of Florida and is not required to be qualified or licensed as a foreign limited partnership in any other jurisdiction. It has the full power and authority to own all of its assets and to continue conducting its business as and where such business is presently conducted.

     3.2   Authority and Approval of Agreement.
           -----------------------------------

          (a) It has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder. Its execution and delivery of this Agreement and the performance of all its obligations hereunder have been duly authorized and approved by all required partnership action on its part pursuant to applicable law.

          (b) This Agreement constitutes its valid and legally binding agreement of such Partnership enforceable against it in accordance with its terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

     3.3   No Violations.  Its execution, delivery and performance of this
           -------------
Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) constitute a violation of or default under (either immediately, upon notice or upon lapse of time) its Partnership Agreement, any provision of any contract or agreement to which it or any of its assets may be bound, any applicable judgment, decree, order, statute, rule or regulation to which it or its as sets may be bound; or (ii) result in the creation or imposition of any liens, security interests, encumbrances and claims of others upon, or give to any third person any interest in or right to, any of its assets; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to it or otherwise held by or for its use.

     3.4   Litigation.   It is not a party to or the subject of any pending
           ----------
litigation, suit or similar proceeding and to its knowledge, no person has made any claim or threatened it with any litigation, suit or similar proceeding.

     3.5   Broker's Fees.  The Partnerships have not retained any broker, finder
           -------------
or agent or agreed to pay any brokerage fees, finders' fees or commissions with respect to the transactions contemplated by this Agreement.

     3.6   Solvency.  It is solvent, as that term is defined in the U.S.
           --------
Bankruptcy Code, 11 U.S.C. (S)1, et seq.
                                 -------

                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As a material inducement to each Partnership to enter into and to consummate this Agreement, Purchaser hereby makes the following representations and warranties to the Partnerships, each of which the Purchaser represents to be true and correct on the date hereof, and, except as the Purchaser may notify each Partnership in writing prior to the Closing, shall be deemed made again as of the Closing Date and represented by the Purchaser to be true and correct on the Closing Date.

     4.1  Organization.  The Purchaser is duly organized, validly existing and
          ------------
in good standing under the laws of the State of Florida and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. The Purchaser has the full power and authority to own all of its assets and to continue conducting its business as and where such business is presently conducted.


     4.2  No Violations.  The execution, delivery and performance of this
          -------------
Agreement by the Purchaser, and the consummation of the transactions contemplated hereby, do not and will not: (i) constitute a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of the Purchaser, any provision of any contract or agreement to which the Purchaser or any of its assets may be bound, any applicable judgment, decree, order, statute, rule or regulation to which the Purchaser or its assets may be bound; or (ii) result in the creation or imposition of any liens, security interests, encumbrances and claims of others upon, or give to any third person any interest in or right to, any of its assets; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, Purchaser.

     4.3  Litigation.   The Purchaser is not a party to or the subject of any
          ----------
pending litigation, suit or similar proceeding and, to its knowledge, no person has made any claim or threatened it with any litigation, suit or similar proceeding.

     4.4  Broker's Fees.  The Purchaser has not retained any broker, finder or
          -------------
agent or agreed to pay any brokerage fees, finders' fees or commissions with respect to the transactions contemplated by this Agreement.

     4.5  Acknowledgment of High Risk and Restrictions on Transfer.  The
          --------------------------------------------------------
Purchaser is aware that: (a) the Purchased Interests are speculative investments which involve a high degree of risk of loss of the Purchaser's entire investment therein; and (b) there are substantial restrictions on the transferability of the Purchased Interests under the Securities Laws, under the Partnership Agreements and for other reasons, and the Purchaser may be required to bear the financial risks of the Purchased Interests for an indefinite period of time. The Purchaser has adequate means of providing for its own individual current needs and possible contingencies and has no need for liquidity of the Purchased Interests. The Purchaser further acknowledges that there is no trading market for the Partnership Interests and it is unlikely that any will develop or that Partnership Interests will become eligible for resale under Rule 144 of the Securities Act.

     The Purchaser understands that an investment in the Purchased Interests involves significant legal and tax consequences, and acknowledges that it has been advised to seek independent professional legal and tax advice to carefully analyze the consequences, risks and merits of the Purchased Interests.

     4.6  Suitability.
          -----------

          (a) Sophistication.  The Purchaser is an "accredited investor" as
              --------------
defined under Rule 501(a) promulgated under the Securities Act. The Purchaser is capable of evaluating the merits and risks of investment in the Purchased Interests. The Purchaser is a sophisticated investor by virtue of its management's numerous prior investments and experience in investments similar in nature to the Purchased Interests (including investments in unlisted and unregistered securities) and the knowledge and experience in financial and business matters in general of the Purchaser's management.

          (b) Direct Negotiations.  The terms and conditions of the issuance of
              -------------------
the Pur chased Interests were determined through substantial negotiations between the Partnerships and the Purchaser, in the course of which the Purchaser exercised sufficient economic leverage to assert and protect its interests.

     4.7  Access to Information.  The Purchaser has been given complete access
          ---------------------
to all documents, records, contracts and books of each Partnership, all documents, records, contracts and books relating to the Purchased Interests, and it has engaged in a complete examination of all such documents, records, contracts and books to the extent deemed necessary by the Purchaser in reaching the decision to invest in the Partnership. The Purchaser has had an opportunity to ask questions of and receive answers from the executive officers of the general partners of each of the Partnerships (collective, the "General Partners") concerning the Purchased Interests, the Partnerships, their affairs and related matters, and with respect to any other matter the Purchaser has deemed relevant, and all such inquiries have been completed to the Purchaser's satisfaction.

     4.8  No Advertising or Representations.  The Purchaser is  not acquiring
          ---------------------------------
the Purchased Interests as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, any seminar or any solicitation by a person not previously known to the Purchaser. In reading its decision to acquire the Purchased Interests, the Purchaser has not relied upon any representation or warranty made to the Purchaser by the Part nerships, the General Partners, Dennis Max, Patti Max, Burton Rapoport, Dan Catalfumo or any other officer, director, shareholder, employee, agent or affiliate of any of the foregoing as to the Partnerships or the Purchased Interests (except as set forth in Article III hereof) or as to the future financial performance of any of the Partnerships or any other business or entity.

     4.9  No Intent to Resell.  The Purchaser is acquiring the Purchased
          -------------------
Interests solely for its own account and not for distribution or resale to others. The Purchaser shall not resell or offer to resell the Purchased Interests except in strict compliance with all applicable Securities Laws.

     4.10 Purchaser Control; Consolidation.  Purchaser acknowledges that,
          --------------------------------
notwithstanding that the Purchased Interests are limited partnership interests, Purchaser shall control the General Partners of each of the Partnerships by virtue of its right, under the Funding Agreement, to designate a majority of the members of the Board of Directors of each of the General Partners. Purchaser further acknowledges that as a result of the control position, it intends to consolidate the financial operations of the Partnerships as part of the consolidated financial statements of Purchaser.

     4.11 Other Business Interests.  The Purchaser understands and agrees that
          ------------------------
certain of the officers, directors and shareholders of the General Partners and their affiliates have and will have business interests ("Business Interests") in the restaurant industry that will require their time and attention and may be competitive with the businesses of the Partnerships . Purchaser acknowledges and agrees that, except as otherwise expressly agreed in writing executed subsequent to the date hereof, neither the Purchaser nor any of the Partnerships will have any right, title or interest in or to the Business Interests.

                                   ARTICLE V
                             CONDITIONS PRECEDENT

     5.1  Purchaser's Conditions Precedent.  Purchaser's obligations to
          --------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Section 5.1, except to the extent that such satisfaction is waived in writing by Purchaser.

          (a)  Representations and Warranties of the Partnerships.  All
               --------------------------------------------------
representations and warranties made by the Partnerships in this Agreement shall have been true and correct in all respects on the date hereof, and shall be true and correct in all respects on the Closing Date as though such representations and warranties were again made, without exception or deviation, on the Closing Date.

          (b)  Performance of this Agreement.  The Partnership shall have duly
               -----------------------------
performed or complied with all of its covenants and obligations under this Agreement to be per formed or complied with by the Partnership on or prior to the Closing Date.

          (c)  Absence of Proceedings.  No Proceeding shall have been instituted
               ----------------------
or threatened on or before the Closing Date by any Person, the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement, or which had or could have a material adverse effect on the Partnerships or their respective businesses.

          (d)  Material Adverse Change.  There shall have not occurred any
               -----------------------
material ad verse change, actual or threatened, for whatever reason, in the Partnerships, their respective businesses or their financial condition or otherwise, or in the results of operations of the Partnerships, including, but not limited to any material casualty loss, whether or not covered by insurance.

     5.2  Partnerships' Conditions Precedent.  Each Partnership's obligation to
          ----------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Section 5.2, except to the extent that such satisfaction is waived by each Partnership in writing.

          (a)  Representations and Warranties of Purchaser.  All representations
               -------------------------------------------
and warranties of Purchaser contained in this Agreement shall have been true and correct in all respects on the date hereof, and shall be true and correct in all respects on the Closing Date as though such representations and warranties were again made, without exception or deviation, on the Closing Date.

          (b)  Performance of this Agreement.  The Purchaser shall have duly
               -----------------------------
performed or complied with all of the covenants and obligations under this Agreement to be performed or complied with by them on or prior to the Closing Date.

          (c)  Absence of Proceedings.  No Proceeding shall have been instituted
               ----------------------
or threatened on or before the Closing Date by any Person against the Purchaser the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement.

          (d)  Material Adverse Change.  There shall have not occurred any
               -----------------------
material adverse change, actual or threatened, for whatever reason, in the Purchaser, its businesses, its financial condition, its management or otherwise, or in the results of operations of the Purchaser, including, but not limited to any material casualty loss, whether or not covered by insurance.

          (e)  I.P.O.Closing.  The I.P.O. Closing shall have occurred.
               -------------

                                  ARTICLE VI
                                 MISCELLANEOUS

     6.1  Notices.  Any notice, demand or communication required or permitted to
          -------
be given by any provision of this Agreement shall be given: (i) when deposited in United States Postal Service Depository, postage prepaid, registered or certified mail return receipt requested; (ii) when sent by courier; (iii) when hand delivered; or (iv) when transmitted by facsimile, if such facsimile is followed by a hard copy of the facsimile communication, in each case when addressed to the parties as set forth below, or such other address as shall be specified by written notice delivered to the parties.

          To Purchaser:    Sforza Enterprises, Inc.
                           330 Clematis Street
                           Suite 211
                           West Palm Beach, Florida 33401

          With a copy to:  Ralph V. De Martino, Esquire
                           De Martino, Finkelstein, Rosen & Virga
                           1818 N Street, N.W.
                           Suite 400
                           Washington, D.C.  20036

          To Partnerships: Max's Beach Grill, Ltd.
                           c/o Unique Restaurant Concepts, Inc.
                           490 East Palmetto Park Road
                           Suite 110
                           Boca Raton, Florida 33432

                           Unique Brickell, Ltd.
                           c/o Unique Restaurant Concepts, Inc.
                           490 East Palmetto Park Road
                           Suite 110
                           Boca Raton, Florida 33432

                           Unique Weston, Ltd.
                           c/o Unique Restaurant Concepts, Inc.
                           490 East Palmetto Park Road
                           Suite 110
                           Boca Raton, Florida 33432

                           Unique TBA, Ltd.
                           c/o Unique Restaurant Concepts, Inc.
                           490 East Palmetto Park Road
                           Suite 110
                           Boca Raton, Florida 33432

          With a copy to:  Michael H. Krul, Esquire
                           Ruden, McClosky, Smith, Schuster & Russell, P.A. 200 East Broward Boulevard
                           Fort Lauderdale, Florida 33301

          All notices, demands and communications shall be effective when sent. However, the time period in which to respond to any such notice, demand or communication shall commence to run from the date of receipt on the return receipt of the notice, demand or communication by the addressee thereof or the date of actual receipt in the case of delivery by other means. If a notice, demand or communication is sent but not actually received by a party as a result of that party's rejection or other refusal to accept delivery or the inability of the other party to deliver because of a change of address as to which no notice was given, such intended recipient shall be deemed to be in receipt of the notice, demand or request once sent.

     6.2  Entire Agreement.  This Agreement sets forth all the promises,
          ----------------
covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

     6.3  Private Placement.  The Purchaser has been notified and understands
          -----------------
that the Purchased Interests have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any state, and the Purchased Interests are being sold in reliance on exemptions from the registration requirements of the Securities Act and such laws (collectively, "Securities Laws"); the Purchased Interests have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission, or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the Purchased Interests or the accuracy or adequacy of any information provided to the Purchasers. Any representation to the contrary is unlawful.

     6.4  Binding Effect; Assignment.  This Agreement shall be binding upon the
          --------------------------
parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

     6.5  Amendment.  The parties hereby irrevocably agree that no attempted
          ---------
amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

     6.6  No Waiver.  No waiver of any provision of this Agreement shall be
          ---------
effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

     6.7  Gender and Use of Singular and Plural.  All pronouns shall be deemed
          -------------------------------------
to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

     6.8  Counterparts.  This Agreement and any amendments may be executed in
          ------------
one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

     6.9  Headings.  The article and section headings contained in this
          --------
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

     6.10 Governing Law.  This Agreement shall be construed in accordance with
          -------------
the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Palm Beach County, Florida.

     6.11  Further Assurances.  The parties hereby agree that they will execute
           ------------------
and deliver such further instruments, agreements and documents and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

     6.12  Litigation.  If any party hereto is required to engage in litigation
           ----------
against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees and paralegals' fees, and all court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

     6.13  Construction and Interpretation.  Should any provision of this
           -------------------------------
Agreement require judicial interpretation, the parties hereto agree that the court interpreting on construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same.

     6.14 Purchaser hereby indemnifies and holds the Partnerships, Unique Restaurant Concepts, Ltd., Unique Restaurant Concepts, Inc. and its officers, directors and shareholders, and the corporate general partners of the Partnership (collectively, "Indemnified Parties") harmless from any and all claims, loss, costs, liabilities or expenses, including reasonable attorney's fees and paralegal's fees, arising from or in connection with Purchaser's initial public offering of its common stock and any misrepresentations or omissions of material fact made in connection there with or arising from or in connection with Purchaser's use of the proceeds therefrom to invest in the Partnerships pursuant hereto and pursuant to the Partnership's respective Agreements of Limited Partnership, the Management Agreement between the Partnerships and Unique Restaurant Concepts, Inc. entered into on even date herewith and the License Agreement between Unique Restaurant Concepts, Ltd. and the Partnerships entered into of even date herewith; provided, however, that Purchaser shall have no indemnification obligation with respect to: (i) claims arising from information provided to Purchaser by any of the Indemnified
Parties and included in Purchaser's registration statement filed with the Securities Exchange Commission; or (ii) claims based upon allegations of conduct or verbal or written misrepresentations made by an Indemnified Party to an investor in Purchaser's initial public offering (i.e., not through the registration statement).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              PURCHASER:

                              SFORZA ENTERPRISES, INC., a Florida
                              corporation


                              By: /s/ Dale J. Brisson
                                 ---------------------------------------------
                              Printed Name: DALE J. BRISSON
                                           -----------------------------------
                              Title: President
                                    ------------------------------------------

                              PARTNERSHIPS:

                              MAX'S BEACH GRILL, LTD., a Florida
                              limited partnership

                              By: MAX'S BEACH GRILL, INC., a Florida
                                  corporation, General Partner

                              By: /s/ Dennis Max
                                 ---------------------------------------------
                              Printed Name: DENNIS MAX
                                           -----------------------------------
                              Title: President
                                    ------------------------------------------


                              UNIQUE BRICKELL LTD., a Florida
                              limited partnership

                              By: UNIQUE BRICKELL, INC., a Florida
                                  corporation, General Partner


                              By: /s/ Dennis Max
                                 ---------------------------------------------
                              Printed Name: DENNIS MAX
                                           -----------------------------------
                              Title: President
                                    ------------------------------------------

                              UNIQUE WESTON LTD., a Florida
                              limited partnership

                              By: UNIQUE WESTON, INC., a Florida
                                  corporation, General Partner

                              By: /s/ Dennis Max
                                 ---------------------------------------------
                              Printed Name: DENNIS MAX
                                           -----------------------------------
                              Title: President
                                    ------------------------------------------


                              UNIQUE TBA, LTD., a Florida limited partnership

                              By: UNIQUE TBA, INC., a Florida
                                  corporation, General Partner

                              By: /s/ Dennis Max
                                 ---------------------------------------------
                              Printed Name: DENNIS MAX
                                           -----------------------------------
                              Title: President
                                    ------------------------------------------

Exhibit A
Exhibit B
Exhibit C
Exhibit D
(Partnership Agreements)

                                       14